Exhibit 99.1

NEWS RELEASE

Nabors Industries Announces Agreement to Acquire Parker Wellbore

HAMILTON, Bermuda, October 15, 2024 /PRNewswire/ - Nabors Industries Ltd. (“Nabors”) (NYSE: NBR) and Parker Wellbore (“Parker”) today announced a definitive agreement under which Nabors will acquire all of Parker’s issued and outstanding common shares in exchange for 4.8 million shares of Nabors common stock, subject to a share price collar.

Parker provides drilling services across global energy markets. Through its Quail Tools subsidiary, Parker is the leading rental provider of high-performance downhole tubulars in the U.S. market. Internationally, Parker provides tubular rentals and repair services, with state-of-the-art facilities located in key geographies. Parker offers differentiated, casing and tubular running services in the U.S., the Middle East, Latin America, and Asia. Its portfolio also includes a fleet of 17 drilling rigs in the U.S. and international markets, as well as Operations & Maintenance services primarily in Canada and Alaska.

Anthony Petrello, Chairman, President & CEO of Nabors, commented, “This transaction brings together two of the storied names in our industry. The acquisition of Parker expands our high margin, capex-light Nabors Drilling Solutions global business, while solidifying the geographical footprint of our international drilling rig business. With Parker’s resilient free cash flow and healthy capital structure, this acquisition also is expected to deliver profitable growth together with improved leverage metrics.

“Over the past five years, Parker has achieved an impressive record of increasing results and we expect this expansion to continue. We are excited to welcome Parker’s highly capable team to Nabors. With Nabors’ extensive global technology platform, we are confident we will extend Parker’s success even further.”

Sandy Esslemont, President and CEO of Parker commented, “We believe Nabors is the ideal partner to build on Parker’s 90-year reputation and performance. Parker’s leading position across key product lines and geographic markets aligns neatly with the Nabors’ footprint. Our portfolio and technology offerings combined with Nabors’ leading drilling solutions business and strong capital structure are expected to provide significant benefits to both Nabors’ and Parker’s customers, investors and the industry at large.”

Robust Strategic and Financial Rationale

Materially strengthens Nabors Drilling Solutions business

This acquisition adds a large-scale, high performance tubular rental and repairs services operation to the Nabors portfolio. Growth in wellbore lateral lengths is a key driver to increasing demand for drill pipe, both in the U.S. and in other important markets.

Parker’s casing running business complements Nabors’ own tubular services and affords the opportunity to migrate to Nabors’ integrated casing running model. Nabors expects this combination will establish the industry’s third largest provider, with presence in several key geographies.

NEWS RELEASE

Immediately additive to Free Cash Flow

The transaction is expected to result in immediate accretion to Nabors’ free cash flow. It is further expected to be increasingly accretive to valuation metrics as expense and revenue synergies are progressively realized.

Enhances scale and improves leverage metrics

On a combined company basis, adjusted EBITDA for the first six months of 2024 totaled $527 million. For the full year 2024, Parker expects to generate EBITDA of $180 million. With meaningful incremental EBITDA and only $100 million in additional net debt, the transaction is projected to improve Nabors’ leverage metrics.

Significant synergy potential

Nabors expects to realize up to $35 million of annualized expense synergies, with the majority achieved during the first 12 months post-closing. The primary drivers of these savings include reductions in both duplicate overhead and operational expenses, as well as savings in procurement. In addition to these amounts, Nabors expects to combine its existing drill pipe rental operations in the U.S. with Quail Tools, resulting in additional efficiency savings and revenue opportunities. Nabors also plans to leverage its global operations footprint to expand Parker’s international business.

Transaction details

The transaction has been approved by the Nabors and Parker Boards of Directors. Nabors will acquire Parker for 4.8 million shares and the assumption of net debt totaling approximately $100 million. The transaction is expected to close in early 2025, subject to customary closing conditions, as well as shareholder and regulatory approvals.

Conference call and webcast

Nabors will host a conference call to discuss the transaction. A slide presentation to accompany the conference call will be posted to Nabors’ investor relations website. The call will be held on October 15, 2024, at 11:00 am CT with Anthony Petrello, Nabors’ Chairman, President and CEO, William Restrepo, Nabors’ CFO, and other members of Nabors’ senior management team.

Date:	October 15, 2024
Time:	11:00 a.m. CT (12:00 p.m. ET)
Dial-in-number(s):
US Toll Free:	(888) 317-6003
Canada Toll Free:	(866) 284-3684
International:	(412) 317-6061
Participant Elite Entry Number:	1384453

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements except as required by law.

Non-GAAP Disclaimer

This press release may present certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, Adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Nabors’ management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies.

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, Nabors’ management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently.  These special items could be meaningful.

NEWS RELEASE

Investor Contacts: William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information and Where to Find It

In connection with the proposed transaction Nabors will file with the SEC a Registration Statement on Form S-4 to register the shares of Nabors capital stock to be issued in connection with the proposed transaction. The Registration Statement will include a joint proxy statement/prospectus of Nabors and Parker. The definitive joint proxy statement/prospectus will be sent to the shareholders of each of Nabors and Parker seeking their approval of the proposed transaction and other related matters.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARKER, NABORS AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC by Nabors or Parker free of charge at the SEC’s website, www.sec.gov, or from Nabors at its website, www.nabors.com, or from Parker at its website, www.parkerwellbore.com.

Participants in the Solicitation

Nabors and certain of its directors, executive officers and other employees, and Parker and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies for security holder approvals to be obtained for the proposed transaction. A description of participants’ direct or indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. Information regarding Nabors’ directors and executive officers is available in its proxy statement filed with the SEC on April 25, 2024 in connection with its 2024 annual meeting of shareholders (the “Annual Meeting Proxy Statement”) under “Proposal 1—Election of Directors— Director Nominees,” “Proposal 1—Election of Directors—Other Executive Officers,” “Compensation Discussion and Analysis” and “Share Ownership of Directors and Executive Officers.” To the extent holdings of securities by potential Nabors participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on Nabors’ Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above. Information regarding Parker’s directors and executive officers is available on Parker’s website as indicated above.

4